NORTH DAKOTA BUSINESS OR FARMING CORPORATION -ARTICLES OF INCORPORATION

SECRETARY OF STATE
SFN 16812 (4-00)

RECEIVED
JAN 04 2001
SEC. OF STATE

FOR OFFICE USE ONLY
ID# 16,570,700
WO# 827127
Filed 1/4/01 By KH

FILING FEES

Filing	30.00
Consent of Registered Agent	10.00
Minimum License Fee	50.00
Additional License Fees: (Equal to $10.00 for every additional $10,000 in excess of $50,000)	

ATTACHMENTS

- Registered Agent Consent: The Articles of Incorporation must be accompanied by a signed consent of the registered agent.
- Initial report for farming or ranching required of corporations engaged in farming or ranching.

SEE REVERSE SIDE FOR FEES, FILING AND MAILING INSTRUCTIONS

The undersigned natural persons of the age of eighteen years or more, acting as incorporators, adopt the following Articles of Incorporation according to:

(check one)
☒ North Dakota Business Corporation Act (North Dakota Century Code, Chapter 10-19.1)
☐ North Dakota Corporate or Limited Liability Company Farming Act (North Dakota Century Code, Chapter 10-06.1)

Article 1. Name of Corporation
ADM Enterprises, Inc.

Article 2.A. Name of Registered Agent
Ardell Dion Mees

B. Federal ID/Social Security # of Registered Agent
502-68-0411

C. Complete Address of Registered Agent (Street/RR, PO Box, City, State, Zip + 4) May not be only a post office box.
2021 N. 3rd St. Bismarck, ND 58501-1743

Article 3. The corporation shall be effective: (check one)
☒ When filed with the Secretary of State
☐ Later on ______ (month, day, year)

Article 4. Purposes for which the Corporation is organized are general business purposes, OR:
For any lawful purpose.

Article 5.A. Aggregate number of shares the corporation has authority to issue
25,000,000

B. Par value per share authorized by corporation
.001

C. If shares are divided into classes, they are classified as follows:

Class	# of Shares	Par Value per share

Article 6. Other provisions elected for inclusion:

Article 7. The name and address of each incorporator:

NAME	COMPLETE MAILING ADDRESS Street/RR PO Box	City	State	Zip + 4
Ardell Dion Mees	2021 N. 3rd St.	Bismarck	ND	58501-1743
Tammera Anne Mees	2021 N. 3rd St.	Bismarck	ND	58501-1743

"The above named incorporators, have read the foregoing Articles of Incorporation, know the contents, and believe the statements made therein to be true."

Original Signature	Date	Original Signature	Date
Ardell D. Mees	1-4-01	Tammera Anne Mees	1/4/01

Original Signature — Date — Original Signature — Date

Name of person to contact about these articles — Daytime telephone #

REGISTERED AGENT CONSENT TO SERVE
SECRETARY OF STATE
SFN 7974 (7-99)

RECEIVED
JAN 0 4 2001
SEC. OF STATE

FOR OFFICE USE ONLY
ID # 16,570,700
File #
WO # 827127
Filed 1/4/01 By [initials]

SEE REVERSE SIDE FOR FILING AND MAILING INSTRUCTIONS

1. FILING FEE: $10.00

TYPE OR PRINT LEGIBLY

2. Name of the organization for which the registered agent is to serve (corporation, limited liability company, limited liability partnership, limited partnership, limited liability limited partnership or real estate investment trust)

ADM Enterprises, Inc.

3. Name of the registered agent

Ardell Dion Mees

4. Registered agent is (Check one)
- [x] An individual North Dakota resident
- [ ] A corporation
- [ ] A limited liability company
- [ ] A limited liability partnership

5. Federal ID # or social security # of registered agent

502-68-0411

6. An individual appointed as registered agent must sign a consent to serve in that capacity. When a corporation, a limited liability company, or limited liability partnership is named as registered agent, an officer or someone authorized by the organization may sign on behalf of the corporation, limited liability company, or limited liability partnership.

"The undersigned, as the newly appointed registered agent, agrees to act as the registered agent for this organization until a change, or resignation, is submitted to the Secretary of State under the provisions of North Dakota law."

Ardell D. Mees — 1-4-01

Original signature of registered agent — Date

To the Secretary of State
State of North Dakota
Fee: $25.00

827127

RECEIVED
JAN 0 4 2001
SEC. OF STATE

ID#: 16,570,800
OH ID#: 13,275,100
Office Use Only
Certificate No.
Filed 1/4/01
To expire 3/5/2003
Secretary of State By

ASSIGNMENT OF TRADE NAME

As owner of the trade name: ADM Enterprises,

assignment of ownership with the good will of the business in which the trade name is used, is hereby being assigned to:

NAME	ADDRESS
ADM Enterprises, Inc.	2021 N 3rd St. Bismarck ND 58501

The nature of the business (in detail) is:

For any lawful purpose

Contracting Business for construction

As assignor of the trade name, (I) (We) say that (I)(WE) have read the foregoing assignment statement and know the contents thereof, and believe the statements made therein to be true.

Date: Jan 4, 2001.

Signatures:

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0345912006-5
Document Number:
20060296196-41

Date Filed:
5/9/2006 1:50:54 PM
In the office of
Dean Heller
Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. ***Name of Corporation:***	ADM Endeavors, Inc.
2. ***Resident Agent Name and Street Address:*** (must be a Nevada address where process may be served)	Nevada Agency and Trust Company Name 50 W liberty St, Ste 880 — Reno — Nevada 89501 Street Address — City — Zip Code Optional Mailing Address — City — State Zip Code
3. ***Shares:*** (number of shares corporation authorized to issue)	Number of shares with par value: 300,000,000 Par value: $ 0.001 Number of shares without par value: -0-
4. ***Names & Addresses, of Board of Directors/Trustees:*** (attach additional page there is more than 3 directors/trustees)	1. Steven B. Morris Name 2531 W Pleasant Run Road, Ste 19101 — Lancaster — TX 74146 Street Address — City — State Zip Code 2. Name Street Address — City — State Zip Code 3. Name Street Address — City — State Zip Code
5. ***Purpose:*** (optional-see instructions)	The purpose of this Corporation shall be:
6. ***Names, Address and Signature of Incorporator.*** (attach additional page there is more than 1 incorporator)	Amanda Cardinalli — [signature] Name — Signature 50 W Liberty St, Ste 880 — Reno — NV 89501 Address — City — State Zip Code
7. ***Certificate of Acceptance of Appointment of Resident Agent:***	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company — May 9, 2006 Date

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION

OF

ADM Endeavors, Inc.

* * * * *

The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Nevada relating to private corporations, hereby adopts the following Articles of Incorporation:

ARTICLE ONE. **[NAME].** The name of the corporation is:

ADM Endeavors, Inc.

ARTICLE TWO. **[RESIDENT AGENT].** The initial agent for service of process is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, City of Reno, County of Washoe, State of Nevada 89501.

ARTICLE THREE. **[PURPOSES].** The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

I. **[OMNIBUS].** To have to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

II. **[CARRYING ON BUSINESS OUTSIDE STATE].** To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

III. **[PURPOSES TO BE CONSTRUED AS POWERS].** The purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

ARTICLE FOUR. **[CAPITAL STOCK].** The corporation shall have authority to issue an aggregate of **THREE HUNDRED THIRTY MILLION (330,000,000)** shares of stock, par value of **ONE MIL ($0.001)** per share divided into two (2) classes of stock as follows for a total capitalization of **THREE HUNDRED THIRTY THOUSAND DOLLARS ($330,000.00)**:

(A) **COMMON STOCK:** **THREE HUNDRED MILLION (300,000,000)** shares of **COMMON STOCK**, par value **ONE MIL ($0.001)** per share; and

(B) **PREFERRED STOCK:** **THIRTY MILLION (30,000,000)** shares of **PREFERRED STOCK,** par value **ONE MIL ($0.001)** per share.

The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.

ARTICLE FIVE. **[DIRECTORS].** The affairs of the corporation shall be governed by a Board of Directors of no more than eight (8) nor less than one (1) person. The name and address of the first Board of Directors is:

NAME	**ADDRESS**
Steven B. Morris	2531 West Pleasant Run Road, Suite 19101 Lancaster, Texas 74146

ARTICLE SIX. **[ASSESSMENT OF STOCK].** The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

ARTICLE SEVEN. **[INCORPORATOR].** The name and address of the incorporator of the corporation is as follows:

NAME	ADDRESS
Amanda Cardinalli	50 West Liberty Street, Suite 880 Reno, Nevada 89501

ARTICLE EIGHT. [PERIOD OF EXISTENCE]. The period of existence of the corporation shall be perpetual.

ARTICLE NINE. [BY-LAWS]. The initial By-laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

ARTICLE TEN. [STOCKHOLDERS' MEETINGS]. Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

ARTICLE ELEVEN. [CONTRACTS OF CORPORATION]. No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

ARTICLE TWELVE. [LIABILITY OF DIRECTORS AND OFFICERS]. No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed her signature at Reno, Nevada this 9th day of May, 2006.

AMANDA CARDINALLI

SECRETARY OF STATE


THE GREAT SEAL OF THE STATE OF
ALL FOR OUR COUNTRY
NEVADA

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **ADM ENDEAVORS, INC.**, did on May 9, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 9, 2006.


THE GREAT SEAL OF THE STATE OF
NEVADA

DEAN HELLER
Secretary of State

By

Certification Clerk

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Conversion
(PURSUANT TO NRS 92A 205)
Page 1

Entity # E0345912006-5
Document Number: 20060296195-30

Date Filed:
5/9/2006 1:50:54 PM
In the office of
Dean Heller
Dean Heller
Secretary of State

ABOVE SPACE IS

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

ADM ENTERPRISES, INC.
Name of constituent entity

NORTH DAKOTA
Jurisdiction

CORPORATION
Entity type *

and,

ADM ENDEAVORS, INC.
Name of resulting entity

NEVADA
Jurisdiction

CORPORATION
Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

- [ ] **The entire plan of conversion is attached to these articles.**
- [x] **The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.**
- [ ] **The complete executed plan of conversion for the resulting domestic limited *partnership* is on file at the records office required by NRS 88.330.**

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust .

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Conversion
(PURSUANT TO NRS 92A.205)

Page 2

ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:

c/o:

5. Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240) * :

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or all the members if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a.; general partnership governed by NRS chapter 87).
2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

ADM ENTERPRISES, INC.
Name of *constituent* entity

[signature]	PRESIDENT	MAY 5, 2006
Signature	**Title**	**Date**

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's' articles.**

Filing Fee $350.00

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0345912006-5
Document Number:
20060304863-12

Date Filed:
5/11/2006 9:00:22 AM
In the office of

Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction
(PURSUANT TO NRS 78,78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

Certificate of Correction
(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

ADM ENDEAVORS, INC. #E0345912006-5

2. Description of the original document for which correction is being made:

ARTICLES OF INCORPORATION

3. Filing date of the original document for which correction is being made: MAY 9, 2006

4. Description of the inaccuracy or defect.

SHARES: NUMBER OF SHARES
WITH PAR VALUE: 300,000,000 PAR VALUE $0.001

5. Correction of the inaccuracy or defect.

SHARES: NUMBER OF SHARES
WITH PAR VALUE: 330,000,000 PAR VALUE $0.001

6. Signature:

Authorized Signature AMANDA CARDINALLI — INCORPORATOR **Title *** — 05/11/06 **Date**

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Filed in the office of	Document Number 20130350003-37
[signature] Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/28/2013 9:50 AM
	Entity Number E0345912006-5

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

ADM Endeavors, Inc. (Entity No. E0345912006-5)

2. The articles have been amended as follows (provide article numbers, if available):

Line Item 3: Increase the Authorized stock to:

Common Shares: 800,000,000 at par value of $0.001
Preferred Shares: 80,000,000 at par value of $0.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 65,000,000 UNANIMOUS

4. Effective date of filing (optional): 5-22-13 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Filed in the office of	Document Number 20130380919-36
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/06/2013 4:47 PM
	Entity Number E0345912006-5

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

ADM Endeavors, Inc. Entity No. E0345912006-5

2. The articles have been amended as follows: (provide article numbers, if available)

WHEREAS, the Board of Directors believes and by Majority Shareholder consent, it is in the Company's best interests to memorialize the company's Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of ADM Endeavors, Inc. which shall be submitted to the Transfer Agent and the Nevada Secretary of State.

RESOLVED, that the Company hereby approves and adopts, with such changes as the appropriate officers and directors of the Company shall deem necessary, to memorialize the company's Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of ADM Endeavors, Inc. The company's Transfer Agent and the Nevada Secretary of State shall be immediately notified through a Certificate of Amendment.

BE IT FURTHER RESOLVED, that any of the officers of the Company are authorized, empowered and directed, in the name and on behalf of the Company, to execute and deliver all such documents,

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 65,000,000 (Unanimous)

4. Effective date and time of filing: (optional) Date: 6/6/13 Time: 11:00 am

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.